BITMAIN

DATED December 26, 2023

BITMAIN TECHNOLOGIES DELAWARE LIMITED

("BITMAIN")

and

TERALEASE LLC

("PURCHASER")

SUPPLEMENTAL AGREEMENT TO

FUTURE SALES AND PURCHASE AGREEMENT
relating to the purchase of Hash Super Computing Server, S19j XP

Dated July 14, 2023

BM Ref: SALES-20231225-622

BITMAIN

THIS SUPPLEMENTAL AGREEMENT (the "**Supplemental Agreement**") is made on December 26, 2023

BETWEEN:

(1) **BITMAIN TECHNOLOGIES DELAWARE LIMITED**, a company incorporated and existing under the laws of the State of Delaware, the United States (File Number: 6096946) ("**BITMAIN**"); and

(2) **TERALEASE LLC**, a company incorporated and existing under the laws of the United States (File Number: 92-1072608) ("**Purchaser**").

(together the "**Parties**" and each a "**Party**").

RECITALS

(A) BITMAIN and the Purchaser have entered into a *Future Sales and Purchase Agreement* (BM Ref: USDE-XS-00120230630001) dated July 14, 2023 (the "**Original Agreement**") in respect of HASH Super Computing Servers (Model: S19j XP) of a reference quantity of 18,502 (including 3,364 units of Additional Products for free) to be delivered between October 2023 to December 2023 with an estimated total purchase price of US$75,432,654.00.

(B) Both Parties hereby acknowledge and agree that approximately 5,046 units of Products (the quantity of Products is subject to adjustment by BITMAIN based on the total hashrate) under the Original Agreement shall be sold and purchased in accordance with the terms and conditions of the Original Agreement. Subject to BITMAIN's receipt of payment of US$16,400,952.60 (including application of a coupon of US$5,280,285.78) by the Purchaser, BITMAIN shall deliver such approximately 5,046 units of Products in one batch within five (5) Business Days upon the execution of this Supplemental Agreement.

(C) The Parties wish to enter into this Supplemental Agreement regarding certain amendments to the Original Agreement concerning the sale and purchase of the remaining 13,456 units of Products under the Original Agreement. Unless the context otherwise requires, terms defined in the Original Agreement shall have the same meaning in this Supplemental Agreement.

IT IS AGREED AS FOLLOWS:

1. Amendments to certain definitions and interpretations.

   1) The Parties hereby agree that the following definitions shall be inserted in Clause 1.1 in the Original Agreement:

*"**Data Center Facility**" means the data center facility operated by BITMAIN or the Purchaser, their Affiliate or any other third party designated by BITMAIN or the Purchaser, the address of which is set forth in Appendix A.*

*"**Delivery Period**" means the estimated time period when BITMAIN shall deliver the applicable batch of Products on the condition that the Purchaser has fulfilled its payment obligations as per Appendix B and has paid the Logistic Costs and Import*

Duties (as defined below), which shall be negotiated separately and agreed upon in writing by both Parties.

2) The Parties hereby agree that the following definition set forth in Clause 1.1 used in the Original Agreement shall be deleted in its entirety:

*"**Shipping Period**" means the estimated time period when BITMAIN shall ship the applicable batch of Products on condition that the Purchaser has fulfilled its payment obligations hereunder, as set forth in Appendix A.*

3) The Parties hereby agree that the following definition set forth in Clause 1.1 used in the Original Agreement shall be deleted in its entirety and replaced as per below:

*"**Warranty Start Date**" means the date on which the Products are delivered pursuant to Clause 4.1 as recorded on BITMAIN Website.*

2. Amendments to Clauses 3.6, 4 and 5 of the Original Agreement. The Parties hereby agree that Clauses 3.6, 4 and 5 of the Original Agreement shall be deleted in its entirety and replaced as per below:

*"3.6 The Parties understand and agree that the Total Purchase Price is exclusive of any applicable bank transaction fee, logistics costs of shipping from the Data Center Facility to the designated place of the Purchaser and any relevant insurance, hosting, operation, maintenance or other applicable costs and expenses of the Purchaser to purchase or use the Products and any and all applicable taxes (any value-added tax, goods and service tax and any other similar taxes) and governmental charges. Both Parties agree that the logistic costs of shipping from BITMAIN's factory/warehouse to the Data Center Facility and any and all applicable import duties, taxes (any value-added tax, goods and service tax and any other similar taxes) and any additional fees, expenses and charges in relation to the import of the Products ("**Logistic Costs and Import Duties**") shall be borne by the Purchaser, and such amounts shall be payable by the Purchaser to BITMAIN within thirty (30) Business Days upon receipt of the invoices of the Logistic Costs and Import Duties. For the avoidance of doubt, BITMAIN will only deliver the remaining 13,456 units of Products after the Purchaser has fully paid Logistic Costs and Import Duties.*

4. Delivery of Products

4.1 The Parties agree that the delivery of the Products shall be completed as follows:

*(a) BITMAIN shall notify the Purchaser when the Products or a portion of the Products are ready for delivery ("**Ready-to-Ship Notification**") during or after the Delivery Period (in any event no later than 30th day after the expiration of the Delivery Period), provided that, the Purchaser shall have fulfilled its payment obligations in accordance with this Agreement. For each batch, BITMAIN shall be entitled to deliver by installments and send a Ready-to-Ship Notification for each installment. BITMAIN shall be deemed to have fulfilled its obligation to deliver the Products (or the relevant portion of the Products, as applicable) once BITMAIN sends the Purchaser the Ready-to-Ship Notification.*

*(b) Within three (3) Business Days upon the receipt of the Ready-to-Ship Notification, the Purchaser shall inform BITMAIN in writing of the information required for configuration of the Products (the "**Confirmation**").*

*(c) Within three (3) Business Days after BITMAIN's receipt of the Confirmation, BITMAIN shall configure the Products with the information provided by the Purchaser in the Confirmation. The Purchaser shall inspect the Products within two (2) Business Days (the "**Acceptance Time**") after receiving the Products (the date of completion of the configuration of the Products shall be the date of receipt). If the Purchaser does not raise any written objection within the Acceptance Time, the Products delivered by BITMAIN shall be deemed to be in full compliance with the provisions of this Agreement.*

(d) Notwithstanding anything to the contrary stipulated in any Applicable Laws, the risk of loss or damage to the Products (or the relevant portion of the Products, as applicable) shall pass to the Purchaser when BITMAIN is deemed to have fulfilled its obligation of delivery in accordance with this Clause 4.1. For the avoidance of doubt, all fees, costs, expenses and charges in connection with the delivery of the Products shall be borne by the Purchaser.

(e) If the Purchaser fails to provide the Confirmation within thirty (30) Business Days following receipt of the Ready-to-Ship Notification, BITMAIN shall be entitled to handle the Products (or the relevant portion of the Products, as applicable) in any manner as it deems appropriate.

(f) Under no circumstance shall BITMAIN be required to refund the payment already made if the Purchaser fails to provide the Confirmation.

4.2 Subject to Clause 4.1, the terms of delivery of the Products shall be EXW (Data Center Facility) according to Incoterms 2020.

4.3 Under no circumstances shall BITMAIN be responsible for removal of the Products from the Data Center Facility, nor shall it be liable for any costs, expenses, losses, claims, liabilities or damages of any kind or nature, whether direct, indirect, incidental, consequential, or otherwise, for any failure, delay or error in delivery, removal or transportation of any Products for any reason whatsoever, including but not limited to any reason caused by any third party, such as carriers, customs, import brokers.

4.4 BITMAIN shall not be responsible for, and the Purchaser shall be fully and exclusively responsible for any loss of Product(s), personal injury, property damage, other damage or liability caused by the Product(s) or the delivery, removal or transportation of the Product(s) either to the Purchaser or any third party, or theft of the Product(s) during transportation from BITMAIN to the Purchaser.

4.5 If the Purchaser fails to provide BITMAIN with the Confirmation or any configuration information as required by BITMAIN, or the Purchaser rejects to accept the Products when delivered, any related costs occurred (including storage costs, warehousing charge and labor costs) shall be borne by the Purchaser.

4.8 The Products delivered are neither returnable nor refundable.

5. Limitation of Liability

5.1 As far as permitted by laws, except for the warranty as set forth in Clause 6, BITMAIN provides no other warranty, explicit or implied, in any form, including but not limited to the warranty of the marketability, satisfaction of the quality, suitability for the specific purpose, not infringing third party's right, etc. In addition, BITMAIN shall not be responsible for any direct, specific, incidental, accidental or indirect loss arising from the possession, use, operation and/or maintenance of the Products, including but not limited to the loss of commercial profits.

5.2 BITMAIN shall not be liable for any loss caused by:

(a) failure of the Purchaser to use the Products in accordance with the manual, specifications, operation descriptions or operation conditions of the Products provided by BITMAIN or otherwise in writing;

(b) the non-operation of the Products during the replacement/maintenance period or caused by other reasons; or

(c) confiscation, seizure, search or other actions taken by government agencies such as customs.

3. Amendments to paragraphs 1.1, 1.2, 1.3, 1.4 and 3.1 of Appendix A and Appendix B of the Original Agreement. The Parties hereby agree that paragraph 1.1, 1.2, 1.3, 1.4 and 3.1 of Appendix A and Appendix B of the Original Agreement shall be deleted in its entirety and replaced as per below:

"1.1 The specifications of the Products are as follows:

Type	***Details***
Product Name	*HASH Super Computing Server*
Model	*S19j XP*
Rated Hashrate per Unit, T	*151.00*
Rated power per Unit, W	*3,246.50*
J/T	*21.5*
Contracted Hashrate, T	*2,285,838.00 (exclusive of the Hashrate of the Additional Products for Free)*
Quantity of the Products	*15,138*
Quantity of the Additional Products for Free	*3,364*
Data Center Facility	*7725 Lake Road, Barker, NY 14012*
Description	*1. BITMAIN undertakes that the error range of the J/T indicator does not exceed 10%.* *2. The Rated Hashrate per Unit and rated power per unit are for reference only and such indicator of each batch*

	or unit of Products may differ. BITMAIN makes no representation on the Rated Hashrate per Unit and/or the rated power per unit of any Products. *3. Purchaser shall not reject the Products on the grounds that the parameters of the delivered Products are not in consistence with the reference indicators.*

1.2 It is estimated that each batch of Products shall be purchased and delivered in accordance with the following arrangements:

Batch	***Model***	***Reference Quantity***	***Total Rated Hashrate (T) (exclusive of the Hashrate of the Additional Products for Free)***	***Quantity of the Additional Products for Free***	***Purchase Unit Price (US$/T)***	***Corresponding Total Purchase Price (US$)***
1	*S19j XP*	*2,523*	*380,973*	*841*	*33.00*	*12,572,109.00*
2	*S19j XP*	*2,523*	*380,973*	*841*	*33.00*	*12,572,109.00*
3	*S19j XP*	*2,523*	*380,973*	*841*	*33.00*	*12,572,109.00*
4	*S19j XP*	*2,523*	*380,973*	*841*	*33.00*	*12,572,109.00*
In Total		*10,092*	*1,523,892*	*3,364*	*/*	*50,288,436.00*

1.3 Total Purchase Price (tax exclusive): US$75,432,654.00. Both Parties agree that the Total Purchase Price shall be paid by the Purchaser within one (1) year after the Initial Date defined and specified in the Hosting Servers Agreement (Reference Number: BMHS-TWF2023012-01 *) entered into between BITMAIN TECHNOLOGIES GEOGIA LIMITED and Lake Mariner Data LLC dated December 26, 2023*

1.4 BITMAIN represents that all Products shall have a country of origin other than China and/or any OFAC-Sanctioned country. The Purchaser may reject any Products with a country of origin inside China or any other OFAC-Sanctioned country and BITMAIN shall replace and provide identical Product manufactured in accordance herewith, per the inspection provisions set out in Section 4.1(c) of this Agreement.

3.1 BITMAIN's BANK ACCOUNT info:

BITMAIN

Company Name: BITMAIN TECHNOLOGIES DELAWARE LIMITED

Company Address: 840 New Burton Street, Suite 201, Dover, Delaware, DE 19904

Account Number: 6007854

Currency: USD

Incoming Domestic (US) Wires:

Beneficiary Bank: Titan Bank

Beneficiary Bank ABA: 111910762

Beneficiary Bank Address: 1701 E. Hubbard Street, Mineral Wells, TX 76067

International Incoming Wires:

Receiving Bank: TIB The Independent Bankers Bank

Receiving Bank SWIFT Code: TIBBUS44

Receiving Bank Address: 11701 Luna Road, Farmers Branch TX 75234

Beneficiary Bank: Titan Bank

Beneficiary Bank ABA: 111910762

Beneficiary Bank Address: 1701 E. Hubbard Street, Mineral Wells, TX 76067

Appendix B

Batch	Quantity of Products	Corresponding Total Purchase Price (US$)	Net Purchase Price (US$)	Payment Date	Delivery
1	3,364	12,572,109.00 (a coupon of US$3,771,632.70 may be applied)	US$8,800,476.30	US$12,572,109.00 shall be paid by the Purchaser on or before December 22, 2023	BITMAIN shall deliver the first batch of Products in accordance with Clause 4 hereof within five (5) Business Days upon receipt of US$25,144,218.00 (i.e. the Total Purchase Price of the first batch and second batch of Products)
2	3,364	12,572,109.00 (a coupon of US$3,771,632.70 may be applied)	US$8,800,476.30	US$12,572,109.00 shall be paid by the Purchaser at least five (5) Business Days prior to the first day of the	BITMAIN shall deliver the second batch of Products in accordance with Clause 4 hereof within five (5) Business Days upon receipt of US$12,572,109.00 (i.e.

				Delivery Period of the first batch of Products as specified in paragraph 1.2 of Appendix A	*the Total Purchase Price of the third batch of Products)*
3	*3,364*	*12,572,109.00 (a coupon of US$3,771,632.70 may be applied)*	*US$8,800,476.30*	*US$12,572,109.00 shall be paid by the Purchaser at least five (5) Business Days prior to the first day of the Delivery Period of the second batch of Products as specified in paragraph 1.2 of Appendix A*	*BITMAIN shall deliver the third batch of Products in accordance with Clause 4 hereof within five (5) Business Days upon receipt of US$12,572,109.00 (i.e. the Total Purchase Price of the forth batch of Products)*
4	*3,364*	*12,572,109.00 (a coupon of US$3,771,632.70 may be applied)*	*US$8,800,476.30*	*US$12,572,109.00 shall be paid by the Purchaser at least five (5) Business Days prior to the first day of the Delivery Period of the third batch of Products as specified in paragraph 1.2 of Appendix A*	*BITMAIN shall deliver the forth batch of Products in accordance with Clause 4 hereof within the five (5) Business Days upon receipt of US$12,572,109.00 (i.e. the Total Purchase Price of the forth batch of Products)*

"

4. <u>Amendments to paragraphs 1.7 and 2 of Appendix A of the Original Agreement</u>. The Parties hereby agree that paragraphs 1.7 and 2 of Appendix A of the Original Agreement shall be deleted in its entirety.

5. For the avoidance of doubt, except as set out in this Supplemental Agreement, the provisions of the Original Agreement shall not otherwise be affected by this Supplemental Agreement and shall remain in full force and effect. In the event of discrepancies between this Supplemental Agreement and the Original Agreement, the provisions of this Supplemental Agreement shall prevail.

6. <u>Further Assurance</u>. At all times after the date of this Supplemental Agreement, each of the Parties agrees to perform (or procure the performance of) all such acts and things and/or to execute and deliver (or procure the execution and delivery of) all such documents, as may be required by law or as may be necessary or reasonably requested by the other parties for giving full effect to this Supplemental Agreement.

7. Clauses 1 to 3 and 6 to 24 of the Original Agreement apply mutatis mutandis to this Supplemental Agreement.

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BITMAIN

IN WITNESS whereof this Supplemental Agreement has been duly executed by the undersigned on the date first above written.

EXECUTED BY:

BITMAIN TECHNOLOGIES DELAWARE LIMITED

By: ______________________

Name: Ran Cheng

Title: Director

EXECUTED BY:

TERALEASE LLC

By: ______________________

Name: Mila Barrett

Title: Secretary